Exhibit 23.2

CONSENT OF WWC ENGINEERING

The undersigned hereby consents to:

(i)

The filing of the technical report summary entitled “S-K 1300 Initial Assessment Mineral Resource Report Reno Creek Project Campbell County, WY USA” dated December 31, 2021 (the “TRS”) filed as Exhibit 96.1 to the Current Report on Form 8-K dated February 8, 2022 (the “8-K”) of Uranium Energy Corp. (the “Company”) being filed with the United States Securities and Exchange Commission;

(ii)

The incorporation by reference of such TRS attached as Exhibit 96.1 to the 8-K into the Company’s Form S-3 Registration Statements (File Nos. 333-160565, 333-164256, 333-165223, 333-170800, 333-192401, 333-198196, 333-198601, 333-208013, 333-210552, 333-218025, 333-220404, 333-223881, 333-225059, 333-229382, 333-235878, 333-236571, 333-251508 and 333-256170), and any amendments thereto (the “S-3s”);

(iii)

The incorporation by reference of such TRS attached as Exhibit 96.1 to the 8-K into the Company’s Form S-8 Registration Statements (File Nos. 333-147626, 333-162264, 333-172092, 333-192462, 333-201423, 333-213500, 333-227023, 333-233736, 333-249679 and 333-262197), and any amendments thereto (the “S-8s”); and

(iv)	The use of our name in the S-3s and the S-8s.

WWC ENGINEERING

/s/ Jack W. Fritz
Name: Jack W. Fritz
Title: Secretary, Director of Operations

Date: February 8, 2022